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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2002 (July 23, 2002)

UNITED STATIONERS INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-10653 (Commission file number)	36-3141189 (I.R.S. employer identification no.)
UNITED STATIONERS SUPPLY CO. (Exact name of Registrant as specified in charter)
Illinois (State or other jurisdiction of incorporation)	33-59811 (Commission file number)	36-2431718 (I.R.S. employer identification no.)
2200 East Golf Road Des Plaines, Illinois (Address of Principal Executive Offices)		60016-1267 (Zip Code)

Registrants' telephone number, including area code: (847) 699-5000

United Stationers Inc. and United Stationers Supply Co.

Item 5.    Other Events

        On July 23, 2002, United Stationers Inc. reported its earnings for the three and six months ended June 30, 2002. Attached as Exhibit 99.1 is a copy of the company's related press release dated July 23, 2002.

Item 7.    Exhibits

Exhibit 99.1

        Press release issued by the company on July 23, 2002.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Stationers Inc. United Stationers Supply Co.
Dated: July 25, 2002	By:	/s/ KATHLEEN S. DVORAK Kathleen S. Dvorak Senior Vice President and Chief Financial Officer

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  Item 5. Other Events
  Item 7. Exhibits